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                                                                    Exhibit 23.1


                                    [LOGO]

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
TCF Financial Corporation:

We consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated January 15, 1997, on the consolidated financial statements of TCF Financial Corporation and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 included in the Annual Report on Form 10-K for the fiscal year ended December 31, 1996 of TCF Financial Corporation.



                                   KPMG Peat Marwick LLP


Minneapolis, Minnesota
June 24, 1997